UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2026
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in President, Chief Executive Officer and Chair of the Board of Directors
On February 10, 2026, John Houston, Ph.D., notified Arvinas, Inc. (the “Company”) of his decision to resign as president, chief executive officer (“CEO”) and chairperson of the Company’s board of directors (the “Board”), effective February 12, 2026 (the “Effective Date”). Following his resignation from such positions, Dr. Houston will remain on the Board as a director. Dr. Houston will also transition to a consultancy role, effective February 12, 2026, as discussed in greater detail below.
On February 11, 2026, the Board appointed Briggs Morrison, M.D., currently the lead independent director of the Board, to be chair of the Board, effective as of the Effective Date.
On February 11, 2026, the Board appointed Randy Teel, Ph.D., as the Company’s president, CEO, and principal executive officer, and a member of the Board, effective as of the Effective Date.
Dr. Teel, age 47, joined Arvinas in 2018 and has 20 years of biopharmaceutical industry experience. Dr. Teel has been the Company’s Chief Business Officer since April 2024, and in that role was responsible for corporate strategy, business development, corporate communications, and investor relations. From February 2024 to June 2024, Dr. Teel also served as the Company's interim Chief Financial Officer, Treasurer and principal financial officer, while the Company undertook a search to identify the Company’s next permanent Chief Financial Officer, Treasurer and principal financial officer. From September 2021 to April 2024, Dr. Teel served as the Company’s Senior Vice President, Corporate and Business Development. From May 2018 to September 2021, Dr. Teel served as the Company’s Vice President of Corporate Development. Prior to Arvinas, from March 2017 to December 2017, Dr. Teel was Vice President and Head of Strategy at Alexion Pharmaceuticals, where he was responsible for long-range planning, partnering with the R&D and commercial organizations as they developed inline and lifecycle management strategies, and from March 2015 to March 2017, he was Executive Director, Corporate Strategy and Enterprise Risk Management. From January 2008 to March 2015, Dr. Teel was a consultant at McKinsey & Company, a global management consulting firm, where he advised biopharmaceutical clients on issues in commercial, medical, and development. Dr. Teel received his B.Sc. in Biology at Gonzaga University and his Ph.D. in Immunobiology from Yale University.
In connection with Dr. Teel’s appointment, the Company entered into an amended and restated employment agreement with Dr. Teel which provides for Dr. Teel’s at-will employment for an indefinite term (the “Employment Agreement"). Pursuant to the Employment Agreement, Dr. Teel will receive a base salary of $680,000 a year and will have a performance-based, annual cash bonus target of 60% of his base salary. The Company will grant to Dr. Teel (i) a stock option to purchase 218,691 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (the “Option Grant”), and (ii) a restricted stock unit award with respect to 147,179 shares of Common Stock (the “RSU Grant”), pursuant to the terms of the Corporation’s 2018 Stock Incentive Plan (the “Plan”), in each case, effective as of the date that the Company grants annual equity awards to the Company’s other employees as such annual awards will be approved by the Compensation Committee of the Board. The Option Grant will have an exercise price equal to the closing price of the Common Stock on the Grant Date and will vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the Effective Date and the remaining 75% of the underlying shares vesting in equal monthly installments thereafter. The RSU Grant will vest over a four-year period, with 25% vesting on each one-year anniversary of the Effective Date.
The Employment Agreement may be terminated as follows: (1) upon the death or “disability” (as disability is defined in the Employment Agreement); (2) at the Company’s election, with or without “cause” (as cause is defined in the Employment Agreement); and (3) at Dr. Teel's election, with or without “good reason” (as good reason is defined in the Employment Agreement). In the event of the termination of Dr. Teel’s employment by the Company without cause, or by Dr. Teel for good reason prior to, or more than 12 months following, a “change in control” (as change in control is defined in the Employment Agreement), Dr. Teel is entitled to his base salary that has accrued and to which he is entitled as of the termination date and accrued but unused paid time off through and including the termination date and other accrued benefits (collectively, the “accrued obligations”). In addition, subject to his execution and nonrevocation of a severance and release of claims agreement in the Company’s favor in a form to be provided by the Company and his continued compliance with his proprietary information and assignment agreement and any similar agreement with the Company, Dr. Teel is entitled to (1) continued payment of his base salary, in accordance with the Company's regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.
In the event of the termination of Dr. Teel’s employment by the Company without cause, or by Dr. Teel for good reason within 12 months following a change in control, Dr. Teel is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a separation and release of claims agreement in the Company's favor in a form to be provided by the Company and his continued compliance with his proprietary information and assignment agreement and any similar agreement with the Company, Dr. Teel is entitled to (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards, such that his equity awards become fully exercisable and non-forfeitable as of the termination date.
If Dr. Teel’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, the Company’s obligations under the Employment Agreement cease immediately, and he is only entitled to the accrued obligations.
The Company previously entered into an Indemnification Agreement with Dr. Teel, the terms of which are consistent with the form of Indemnification Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A (File No. 333-227112) filed with the SEC on September 14, 2018.
There is no arrangement or understanding between Dr. Teel and any other person pursuant to which Dr. Teel was appointed as the Company’s president, CEO and principal executive officer. There are no family relationships between Dr. Teel and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Consulting Agreement with John Houston, Ph.D.
On February 12, 2026, Dr. Houston and the Company entered into a consulting agreement, pursuant to which Dr. Houston has agreed to provide consulting and advisory services to the Company until March 1, 2027 (the “Consulting Period”). Pursuant to the terms of the consulting agreement, Dr. Houston will be paid the following: (i) provided that Dr. Houston is eligible for and timely elects to continue his benefits under the COBRA, a lump sum of $27,914.40 equal to 12-months of premiums for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage, inclusive of any dependents, within 45 days of February 12, 2026, (ii) a lump sum of $457,000, on or about March 15, 2026, equivalent to the amount that Dr. Houston would have received as an employee for a 2025 bonus based on achievement of the Company’s 2025 corporate goals as approved by the Board, had he continued to be employed by the Company as President and CEO on the date of payment; (iii) an additional hourly fee to the extent Dr. Houston performs the consulting services in excess of a certain amount of hours per month, and (iv) continued equity vesting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: February 12, 2026	By:	/s/ Jared Freedberg
Jared Freedberg General Counsel